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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Healthcare Recoveries, Inc. (the "Company") on Form S-8 (File Nos. 333-41557, 333-41559, and 333-41561) of our report dated February 17, 1998, on our audits of the financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


/s/ COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
February 17, 1998